                                                                                    News Release

                                                                                    Cory T. Walker
April 14, 2004                                                            Chief Financial Officer
                                                                                    (386) 239-7250

BROWN & BROWN, INC.
ANNOUNCES A 20% INCREASE IN FIRST QUARTER EARNINGS PER SHARE

(Daytona Beach and Tampa, Florida) . . . Brown & Brown, Inc. (NYSE:BRO) today announced a new record for its earnings per share in the first quarter.

Net income per share for the quarter ended March 31, 2004 was $0.53, an increase of 20.5% over the $0.44 in net income per share reported for the quarter ended March 31, 2003.  Net income rose to $36,348,000 for the first quarter of 2004, versus net income of $30,536,000 for the quarter ended March 31, 2003, an increase of 19.0%.

Total revenue for the quarter ended March 31, 2004 was up 14.4%, to $165,565,000, compared with $144,736,000 recorded in the corresponding quarter in 2003. This revenue increase was enhanced by a 41.8% increase in the contingent commissions earned in the first quarter of 2004 over the similar revenues earned in the corresponding quarter of 2003.

J. Hyatt Brown, Chairman and CEO, commented, “Our results for this past quarter are very pleasing.  A combination of reasonable internal growth and stronger acquisition activity allowed us to exceed our stated goal of 15% growth in earnings per share over the corresponding quarter in each year.  The Brown & Brown team continues its intense focus on providing quality sales and service to our many clients across the United States.”

Jim W. Henderson, President and Chief Operating Officer added, “So far in 2004, we have completed twelve acquisitions, representing sixteen entities with estimated annualized revenues of $52 million, which exceeds the amount of annualized revenues that we acquired in the full year of 2003.  More importantly, the early class of 2004 will operate, from day one, at a sustainable margin level generally expected from established Brown & Brown offices.  We are also pleased with the activity in the acquisition pipeline and the heightened level of interest, perhaps driven in part by market conditions.  Additionally, consistent with prior years, purchasing agency assets with cash continues to be the most favorable financial approach for us, with agency pricing based on sustainable earnings.”

Brown & Brown, Inc. and its subsidiaries offer a broad range of insurance and reinsurance products and services, as well as risk management, employee benefit administration, and managed health care programs. Providing service to business, public entity, individual and trade and association clients nationwide, the Company is ranked by Business Insurance magazine as the United States’ sixth largest independent insurance intermediary. Our Web address is www.bbinsurance.com.

This press release may contain certain statements relating to future results which are forward-looking statements. These statements are not historical facts, but instead represent only the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Further information concerning the Company and its business, including factors that potentially could materially affect the Company’s financial results, are contained in the Company’s filings with the Securities and Exchange Commission. Some factors include: general economic conditions around the country; downward commercial property and casualty premium pressures; the competitive environment; the integration of the Company’s operations with those of businesses or assets the Company has acquired or may acquire in the future and the failure to realize the expected benefits of such integration; the potential occurrence of a disaster that affects certain areas of the States of Arizona, California, Florida, New Jersey, New York and/or Washington, where significant portions of the Company’s business are concentrated; the actual costs of resolution of contingent liabilities; and those factors relevant to Brown & Brown's consummation and integration of the announced acquisition, including any matters analyzed in the due diligence process, material adverse changes in the customers of the company whose operations are being acquired, material adverse changes in the business and financial condition of either or both companies and their respective customers, and substantial delay in the expected closing of the transaction.  All forward-looking statements included in this press release are made only as of the date of this press release, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

# # # # #

Brown & Brown, Inc.
CONSOLIDATED STATEMENTS OF INCOME
For the Three Months Ended March 31, 2004 and 2003
(in thousands, except per share data)
(unaudited)

	2004	2003
REVENUES
Commissions and fees	$164,314	$144,252
Investment income	688	333
Other income, net	563	151
Total revenues	165,565	144,736

EXPENSES
Employee compensation and benefits	76,282	68,241
Non-cash stock grant compensation	845	817
Other operating expenses	21,396	19,406
Amortization	4,817	4,337
Depreciation	2,154	1,927
Interest	711	1,007
Total expenses	106,205	95,735

Income before income taxes	59,360	49,001

Income taxes	23,012	18,465

Net income	$ 36,348	$ 30,536
	======	======
Net income per share:
Basic	$0.53	$0.45
	====	====
Diluted	$0.53	$0.44
	====	===
Weighted average number of shares outstanding:
Basic	68,681	68,173
	=====	=====
Diluted	69,207	68,931
	=====	=====

Brown & Brown, Inc.
INTERNAL GROWTH SCHEDULE
Core Commissions and Fees(1)
Three Months Ended March 31, 2004
  (in thousands)
(unaudited)

	Quarter	Quarter	Total	Total	Less	Internal
	Ended	Ended	Net	Net	Acquisition	Net
	3/31/04	3/31/03	Change	Growth %	Revenues	Growth %

Florida Retail	$ 34,219	$ 31,633	$ 2,586	8.2%	$ 150	7.7%
National Retail	41,004	35,795	5,209	14.6%	6,312	(3.1)%
Western Retail	26,123	22,711	3,412	15.0%	2,262	5.1%
Total Retail	101,346	90,139	11,207	12.4%	8,724	2.8%

Professional Programs	10,316	9,440	876	9.3%	-	9.3%
Special Programs	11,781	10,182	1,599	15.7%	2,231	(6.2)%
Total Programs	22,097	19,622	2,475	12.6%	2,231	1.2%

Brokerage	8,630	6,891	1,739	25.2%	854	12.8%

TPA Services	6,465	5,705	760	13.3%	-	13.3%

Total Core Commissions
and Fees (1)	$138,538	$122,357	$16,181	13.2%	$11,809	3.6%
	=======	=======	======	=====	======	=====

Reconciliation of Internal Growth Schedule
to Total Commissions and Fees
Included in the Consolidated Statements of Income
for the Three Months Ended March 31, 2004 and 2003
(in thousands)
(unaudited)

	Quarter	Quarter
	Ended	Ended
	3/31/04	3/31/03

Total core commissions and fees(1)	$138,538	$122,357
Contingent commissions	25,776	18,173
Divested business	-	3,722

Total Commission & Fees	$164,314	$144,252
	=======	=======

(1)       Total core commissions and fees are our total commissions and fees less (i) contingent commissions (revenue derived from special revenue-sharing commissions from insurance companies based upon the volume and the growth and/or profitability of the business placed with such companies during the prior year), and (ii) divested business (commissions and fees generated from offices, books of business or niches sold by the Company or terminated).

Brown & Brown, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	March 31,	December 31,
	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$ 18,447	$ 56,926
Restricted cash	120,541	116,543
Short-term investments	394	382
Premiums, commissions and fees receivable	146,435	146,672
Other current assets	17,834	22,943
Total current assets	303,651	343,466

Fixed assets, net	33,435	32,396
Goodwill, net	287,411	237,753
Amortizable intangible assets, net	280,249	232,934
Investments	8,949	10,845
Other assets	6,925	8,460
Total assets	$920,620	$865,854
	=======	=======
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Premiums payable to insurance companies	$204,021	$199,628
Premium deposits and credits due customers	25,160	22,223
Accounts payable	35,362	11,282
Accrued expenses	39,616	49,691
Current portion of long-term debt	18,346	18,692
Total current liabilities	322,505	301,516

Long-term debt	37,526	41,107

Deferred income taxes, net	13,713	15,018

Other liabilities	10,771	10,178

Shareholders’ equity:
Common stock, par value $0.10 per share; authorized 280,000 shares; issued and outstanding, 68,788 at 2004 and 68,561 at 2003	6,879	6,856
Additional paid-in capital	177,725	170,130
Retained earnings	348,357	316,822
Accumulated other comprehensive income	3,144	4,227

Total shareholders’ equity	536,105	498,035

Total liabilities and shareholders’ equity	$920,620	$865,854
	=======	=======